Exhibit 99.1

111 W 19th Street, 8th Floor New York, NY 10011

New Fortress Energy Announces Fourth Quarter and Full Year 2024 Results

March 3, 2025

NEW YORK -- New Fortress Energy Inc. (Nasdaq: NFE) (“NFE” or the “Company”) today reported its financial results for the fourth quarter and for the year ended December 31, 2024.

Summary Highlights
•Adjusted EBITDA(1) of $313 million in the fourth quarter of 2024 and $950 million in the full year 2024
•Net loss of $224 million in the fourth quarter of 2024 and $242 million in the full year 2024, driven primarily by costs incurred with refinancing our debt including a Q4 loss on extinguishment of debt of $260 million.
•Adjusted Net Income(3) of $29 million in the fourth quarter of 2024 and $101 million for the full year 2024
•Adjusted EPS(2) of $0.13 on a fully diluted basis in the fourth quarter of 2024 and $0.46 in the full year 2024
•EPS of $(1.11) on a fully diluted basis in the fourth quarter of 2024 and $(1.25) in the full year 2024
•Total cash balance of $966 million, of which $493 million is unrestricted as of December 31, 2024
This has been a strong fourth quarter for the Company as we achieved Adjusted EBITDA of $313 million, surpassing our guidance of $200-$220 million. Earnings for the year also held strong as we achieved Adjusted EBITDA of $950 million, surpassing our guidance of $835-$855 million. Our results have benefited from the recognition of income from optimizing our current LNG portfolio.
Our Fast LNG asset has been completed(5) and was placed into service for accounting purposes in December 2024. The liquefier has been operating smoothly and has been routinely producing above nameplate capacity since the start of the year. This significant milestone concludes the development of a cornerstone asset that secures NFE’s LNG supply and enhances the energy security of our downstream customers across the globe. While the asset is in service from an accounting perspective, we will continue to commission the asset, and such costs that enhance the asset will be capitalized on our balance sheet.
We also recently announced the extension of our 80 TBtu island-wide gas supply contract in Puerto Rico, and an adjustment to our incentive structure on the Operation and Maintenance agreement between NFE subsidiary Genera & PREPA in exchange for a $110 million payment. These agreements provide significant opportunity to generate substantial cost savings and significantly reduce emissions by converting existing plants from diesel to LNG, and also reinforce NFE’s longstanding commitment to delivering reliable and clean power to Puerto Ricans at the lowest cost possible.
In Brazil, we have continued to make great progress on our power plant developments, with our 624 MW CELBA plant in particular nearly 88% complete. We also believe that NFE should be in prime position to take advantage of the recently announced Brazil power auctions expected to occur in June this year, which will provide a significant opportunity for both brownfield & greenfield gas to power plants that can either be developed by NFE or supplied via our LNG terminals.
In Q4 2024, NFE also completed the $2.7 billion issuance of new senior secured notes due 2029, that was used to refinance our 2025 bonds and more than two-thirds of our outstanding 2026 and 2029 bonds, which resulted in approximately $300 million in additional liquidity for the Company. This transaction, combined with the $400 million common equity offering completed in October 2024, marked an important step forward in strengthening the Company’s balance sheet and positions the Company for future sustained growth.
In February 2025, we issued additional notes in Brazil raising $350 million that will be utilized to repay existing debt in Brazil and to add additional liquidity to our balance sheet. In March 2025, we upsized our Term Loan B by an additional $425 million.

Financial Detail

	Three Months Ended		Year Ended
(in millions, except per share amounts)	September 30, 2024	December 31, 2024	December 31, 2024
Revenues	$567.5	$679.0	$2,364.9
Net income (loss)	$11.3	$(223.5)	$(242.4)
Diluted EPS	$0.03	$(1.11)	$(1.25)
Adjusted Net Income(3)	$10.8	$29.3	$101.2
Adjusted EPS(2)	$0.05	$0.13	$0.46
Terminals and Infrastructure Segment Operating Margin(4)	$184.8	$206.1	$955.3
Ships Segment Operating Margin(4)	$34.8	$34.1	$137.2
Total Segment Operating Margin(4)	$219.7	$240.2	$1,092.5
Adjusted EBITDA(1)	$176.2	$313.5	$950.0

Please refer to our Q4 2024 Investor Presentation (the “Presentation”) for further information about the following terms:
1)“Adjusted EBITDA,” see definition and reconciliation of this non-GAAP measure in the exhibits to this press release.
2) “Adjusted EPS” is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to any measure of performance or liquidity derived in accordance with GAAP. We calculate Adjusted EPS as Adjusted Net Income (Note 3 below) divided by the weighted average shares outstanding on a fully diluted basis for the period indicated as reported in our financial statements. We believe this non-GAAP measure, as we have defined it, offers a useful supplemental view of the overall evaluation of the Company in a manner that is consistent with metrics used for management’s evaluation of the Company’s overall performance. Adjusted EPS does not have a standardized meaning, and different companies may use different definitions. Therefore, this term may not be necessarily comparable to similarly titled measures reported by other companies.
3)“Adjusted Net Income” means Net Income attributable to common stockholders as presented in the relevant Form 10-K or Form 10-Q for the relevant financial period as adjusted by losses on extinguishment of debt, non-cash impairment charges, and gains or losses on disposal of our assets.
4) “Total Segment Operating Margin” is the total of our Terminals and Infrastructure Segment Operating Margin and Ships Segment Operating Margin, each as reported in our financial statements. Our segment measure also excludes unrealized mark-to-market gains or losses on derivative instruments, certain contract acquisition costs and deferred earnings from contracted sales for which a prepayment has been received.
5) "Completed", “Placed into service” or similar statuses (either capitalized or lower case) with respect to a particular project means we expect gas to be made available in the near future, gas has been made available to the relevant project, or that the relevant project is in full commercial operations. Where gas is going to be made available or has been made available but full commercial operations have not yet begun, full commercial operations will occur later than, and may occur substantially later than, our reported Operational, Completion or Deployment date, and we may not generate any revenue until full commercial operations have begun. We cannot assure you if or when such projects will reach full commercial operation. Our ability to export liquefied natural gas depends on our ability to obtain export and other permits from governmental and regulatory agencies. No assurance can be given that we will receive required permits, approvals and authorizations from governmental and regulatory agencies in connection with the exportation of liquefied natural gas on a timely basis or at all or that, once received, we will be able to maintain in full force and effect, renew or replace such permits, approvals and authorizations.

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investors section of New Fortress Energy’s website, www.newfortressenergy.com, and the Company’s most recent Annual Report on Form 10-K, which is available on the Company’s website. Nothing on our website is included or incorporated by reference herein.

Earnings Conference Call
Management will host a conference call on Monday, March 3, 2025 at 5:00 P.M. Eastern Time. The conference call may be accessed by dialing (888) 394-8218 (toll free from within the U.S.) or +1-323-994-2093 (from outside of the U.S.) fifteen minutes prior to the scheduled start of the call; please reference “NFE Fourth Quarter 2024 Earnings Call” or conference code 7951152.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newfortressenergy.com under the Investors section within “Events & Presentations.” Please allow time prior to the call to visit the site and download any necessary software required to listen to the internet broadcast. A replay of the conference call will be available at the same website location shortly after the conclusion of the live call.

About New Fortress Energy Inc.
New Fortress Energy Inc. (NASDAQ: NFE) is a global energy infrastructure company founded to help address energy poverty and accelerate the world’s transition to reliable, affordable, and clean energy. The Company owns and operates natural gas and liquefied natural gas (LNG) infrastructure and an integrated fleet of ships and logistics assets to rapidly deliver turnkey energy solutions to global markets. Collectively, the Company’s assets and operations reinforce global energy security, enable economic growth, enhance environmental stewardship and transform local industries and communities around the world.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain statements and information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than historical information are forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance or our projected business results. You can identify these forward-looking statements by the use of forward-looking words such as “expects,” “may,” “will,” “can,” “could,” “should,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “believes,” “schedules,” “progress,” “targets,” “budgets,” “outlook,” “trends,” “forecasts,” “projects,” “guidance,” “focus,” “on track,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” or the negative version of those words or other comparable words. These forward-looking statements are necessarily estimates based upon current information and involve a number of risks, uncertainties and other factors, many of which are outside of the Company’s control. Actual results or events may differ materially from the results anticipated in these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no duty to update or revise any forward-looking statements, even though our situation may change in the future or we may become aware of new or updated information relating to such forward-looking statements. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in New Fortress Energy Inc.’s annual and quarterly reports filed with the Securities and Exchange Commission, which could cause its actual results to differ materially from those contained in any forward-looking statement.

Investor Relations:
ir@newfortressenergy.com

Media Relations:
Ben Porritt
press@newfortressenergy.com
(516) 268-7403
Source: New Fortress Energy Inc.

Exhibits – Financial Statements
Consolidated Statements of Operations
For the three months ended September 30, 2024 and December 31, 2024
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	For the Three Months Ended
	September 30, 2024	December 31, 2024
Revenues
Total revenues	567,535	678,998

Operating expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	325,292	288,398
Vessel operating expenses	8,254	8,219
Operations and maintenance	32,062	34,411
Selling, general and administrative	82,388	61,800
Transaction and integration costs	3,154	5,994
Depreciation and amortization	35,364	38,746
Asset impairment expense	1,484	10,738
Loss on sale of assets, net	—	422
Total operating expenses	487,998	448,728
Operating income	79,537	230,270
Interest expense	71,107	99,527
Other (income) expense, net	(5,836)	52,447
Loss on extinguishment of debt, net	—	260,309
Income (loss) before income from equity method investments and income taxes	14,266	(182,013)
Tax provision	2,953	41,497
Net income (loss)	11,313	(223,510)

Net income (loss) attributable to common stockholders	$9,299	$(242,139)

Net income (loss) per share – basic	$0.04	$(1.11)
Net income (loss) per share – diluted	$0.03	$(1.11)

Weighted average number of shares outstanding – basic	205,071,771	217,581,687
Weighted average number of shares outstanding – diluted	208,880,044	217,581,687

Adjusted EBITDA
For the three months and year ended December 31, 2024
(Unaudited, in thousands of U.S. dollars)

Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to income from operations, net income, cash flow from operating activities or any other measure of performance or liquidity derived in accordance with GAAP. We believe this non-GAAP measure, as we have defined it, offers a useful supplemental view of the overall operation of our business in evaluating the effectiveness of our ongoing operating performance in a manner that is consistent with metrics used for management’s evaluation of our overall performance and to compensate employees. We believe that Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation, and amortization which vary substantially from company to company depending on capital structure, the method by which assets were acquired and depreciation policies. Further, we exclude certain items from our SG&A not otherwise indicative of ongoing operating performance.
We calculate Adjusted EBITDA as net income, plus transaction and integration costs, contract termination charges and loss on mitigations sales, depreciation and amortization, asset impairment expense, loss on asset sales, interest expense, net, other (income) expense, net, loss on extinguishment of debt, changes in fair value of non-hedge derivative instruments and contingent consideration, tax expense, and adjusting for certain items from our SG&A not otherwise indicative of ongoing operating performance, including non-cash share-based compensation and severance expense, non-capitalizable development expenses, cost to pursue new business opportunities and expenses associated with changes to our corporate structure, certain non-capitalizable contract acquisition costs plus our pro rata share of Adjusted EBITDA from certain unconsolidated entities, less the impact of equity in earnings (losses) of certain unconsolidated entities.
Adjusted EBITDA is mathematically equivalent to our Total Segment Operating Margin, as reported in the segment disclosures within our financial statements, minus Core SG&A, including our pro rata share of such expenses of certain unconsolidated entities, minus deferred earnings for which a prepayment was received. Core SG&A is defined as total SG&A adjusted for non-cash share-based compensation and severance expense, non-capitalizable development expenses, cost of exploring new business opportunities and expenses associated with changes to our corporate structure. Core SG&A excludes certain items from our SG&A not otherwise indicative of ongoing operating performance.
The principal limitation of this non-GAAP measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measure to our GAAP net income, and not to rely on any single financial measure to evaluate our business. Adjusted EBITDA does not have a standardized meaning, and different companies may use different Adjusted EBITDA definitions. Therefore, Adjusted EBITDA may not be necessarily comparable to similarly titled measures reported by other companies. Moreover, our definition of Adjusted EBITDA may not necessarily be the same as those we use for purposes of establishing covenant compliance under our financing agreements or for other purposes. Adjusted EBITDA should not be construed as alternatives to net income and diluted earnings per share attributable to New Fortress Energy, which are determined in accordance with GAAP.

The following table sets forth a reconciliation of net income to Adjusted EBITDA for the three months ended September 30, 2024 and December 31, 2024 and the year ended December 31, 2024:

(in thousands)	Three Months Ended September 30, 2024	Three Months Ended December 31, 2024	Year Ended December 31, 2024
Total Segment Operating Margin	$219,654	$240,243	$1,092,508
Less: Core SG&A (see definition above)	25,723	34,484	142,509
Less: Deferred earnings from contracted sales	60,000	—	150,000
Less: Revenue recognized from deferred earnings from cargo sales	(42,273)	(107,727)	(150,000)
Adjusted EBITDA (Non-GAAP)	$176,204	$313,486	$949,999

Net income (loss)	$11,313	$(223,510)	$(242,387)
Add: Interest expense	71,107	99,527	328,377
Add: Tax provision	2,953	41,497	69,509
Add: Depreciation and amortization	35,364	38,746	162,014
Add: Asset impairment expense	1,484	10,738	16,494
Add: SG&A items excluded from Core SG&A (see definition above)	56,665	27,316	143,011
Add: Transaction and integration costs	3,154	5,994	12,279
Add: Other (income) expense, net	(5,836)	52,447	113,077
Add: Loss on extinguishment of debt, net	—	260,309	270,063
Add: Loss on sale of assets, net	—	422	77,562
Adjusted EBITDA	$176,204	$313,486	$949,999

Segment Operating Margin
(Unaudited, in thousands of U.S. dollars)

Performance of our two segments, Terminals and Infrastructure and Ships, is evaluated based on Segment Operating Margin. Segment Operating Margin reconciles to Consolidated Segment Operating Margin as reflected below, which is a non-GAAP measure. We define Consolidated Segment Operating Margin as GAAP net income, adjusted for selling, general and administrative expense, transaction and integration costs, contract termination charges and loss on mitigation sales, depreciation and amortization, asset impairment expense, loss on asset sales, interest expense, other (income) expense, loss on extinguishment of debt, net, (income) loss from equity method investments and tax (benefit) provision. Consolidated Segment Operating Margin is mathematically equivalent to Revenue minus Cost of sales minus Operations and maintenance minus Vessel operating expenses, each as reported in our financial statements.

Year Ended December 31, 2024
(in thousands of $)	Terminals and Infrastructure	Ships	Total Segment	Consolidation and Other	Consolidated
Segment Operating Margin	$955,293	$137,215	$1,092,508	$—	$1,092,508
Less:
Selling, general and administrative					285,520
Transaction and integration costs					12,279
Depreciation and amortization					162,014
Asset impairment expense					16,494
Interest expense					328,377
Other expense, net					113,077
Loss on sale of assets, net					77,562
Loss on extinguishment of debt, net					270,063
Tax provision					69,509
Net loss					(242,387)

Three Months Ended December 31, 2024
(in thousands of $)	Terminals and Infrastructure	Ships	Total Segment	Consolidation and Other ⁽¹⁾	Consolidated
Segment Operating Margin	$206,099	$34,144	$240,243	$107,727	$347,970
Less:
Selling, general and administrative					61,800
Transaction and integration costs					5,994
Depreciation and amortization					38,746
Asset impairment expense					10,738
Loss on sale of assets, net					422
Interest expense					99,527
Other expense, net					52,447
Loss on extinguishment of debt, net					260,309
Tax provision					41,497
Net loss					(223,510)

(1)Consolidation and Other adjusts for deferred earnings that were included in Terminals and Infrastructure in the prior quarters, but were recognized as revenue during the fourth quarter of 2024.

Three Months Ended September 30, 2024
(in thousands of $)	Terminals and Infrastructure ⁽¹⁾	Ships	Total Segment	Consolidation and Other ⁽¹⁾	Consolidated
Segment Operating Margin	$184,846	$34,808	$219,654	$(17,727)	$201,927
Less:
Selling, general and administrative					82,388
Transaction and integration costs					3,154
Depreciation and amortization					35,364
Asset impairment expense					1,484
Interest expense					71,107
Other (income), net					(5,836)
Tax (benefit)					2,953
Net income					11,313

(1)Terminals and Infrastructure includes deferred earnings from contracted sales that were contracted in the current period, and prepayment for these sales was received. Revenue will be recognized when delivery under these forward sales transactions is completed. Consolidation and Other adjusts for the inclusion of deferred earnings from contracted sales in Total Segment Operating Margin of $60,000 for the three months ended September 30, 2024; a portion of these deferred earnings of $42,273 was recognized upon delivery during the third quarter of 2024.

Adjusted Net Income and Adjusted Earnings per Share
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

The following table sets forth a reconciliation between net income attributable to common stockholders and earnings per share adjusted for the loss on extinguishment of debt, non-cash impairment charges and losses on disposals of assets.

	Three months ended September 30, 2024	Three months ended December 31, 2024	Year ended December 31, 2024	Year ended December 31, 2023
Net income attributable to common stockholders	$9,299	$(242,139)	$(270,106)	$547,882
Loss on extinguishment of debt, net	—	260,309	270,063	—
Non-cash impairment charges, net of tax	1,484	10,738	16,494	10,958
Loss (gain) on sale of assets	—	422	77,562	(29,378)
Loss on disposal of equity method investment	—	—	7,222	37,401
Adjusted net income	$10,783	$29,330	$101,235	$566,863

Weighted-average shares outstanding - diluted	208,880,044	217,581,687	218,622,419	206,481,977

Adjusted earnings per share	$0.05	$0.13	$0.46	$2.75

Consolidated Statements of Operations
For the years ended December 31, 2024, 2023 and 2022
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	Year Ended December 31,
	2024	2023	2022
Revenues
Operating revenue	$1,698,348	$2,060,212	$1,978,645
Vessel charter revenue	212,609	276,843	357,158
Contract novation income	295,558	—	—
Other revenue	158,345	76,241	32,469
Total revenues	2,364,860	2,413,296	2,368,272

Operating expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	1,064,667	877,451	1,010,428
Vessel operating expenses	33,372	45,439	63,518
Operations and maintenance	174,313	166,785	105,800
Selling, general and administrative	285,520	205,104	236,051
Transaction and integration costs	12,279	6,946	21,796
Depreciation and amortization	162,014	187,324	142,640
Asset impairment expense	16,494	10,958	50,659
Loss (gain) on sale of assets, net	77,562	(29,378)	—
Total operating expenses	1,826,221	1,470,629	1,630,892
Operating income	538,639	942,667	737,380
Interest expense	328,377	277,842	236,861
Other expense (income), net	113,077	10,408	(48,044)
Loss on extinguishment of debt, net	270,063	—	14,997
(Loss) income before income from equity method investments and income taxes	(172,878)	654,417	533,566
Income (loss) from equity method investments	—	9,972	(472,219)
Tax provision (benefit)	69,509	115,513	(123,439)
Net (loss) income	(242,387)	548,876	184,786

Net (loss) income attributable to common stockholders	$(270,106)	$547,882	$194,479

Net (loss) income per share – basic	$(1.24)	$2.66	$0.93
Net (loss) income per share – diluted	$(1.25)	$2.65	$0.93

Weighted average number of shares outstanding – basic	217,578,487	205,942,837	209,501,298
Weighted average number of shares outstanding – diluted	218,622,419	206,481,977	209,854,413